UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2021

1847 GOEDEKER INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39418	83-3713938
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1870 Bath Avenue, Brooklyn, NY	11214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 299-9470

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GOED	NYSE American LLC
Warrants to Purchase Common Stock	GOED WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A (this “Amendment”) is being filed as an amendment of and supplement to the Current Report on Form 8-K filed by 1847 Goedeker Inc. (the “Company”) on December 28, 2021 (the “Original Report”). The Original Report was filed, among other things, to report the results of the matters submitted to a vote by the Company’s stockholders at the Company’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”) held on December 21, 2021, concerning the amendment of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”). This Amendment amends the Original Report to update the disclosure regarding the Charter Amendment (as defined below) and provides information regarding the outcome of the Section 205 Petition (as defined below).

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 22, 2021, the Company amended its Certificate of Incorporation to increase the total number of authorized shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), from 200,000,000 shares to 250,000,000 shares (the “Charter Amendment”).

On July 7, 2022, the Company filed the Certificate of Correction (the “Certificate of Correction”) with the Secretary of State of the State of Delaware, voiding the Charter Amendment and causing the number of authorized shares of Common Stock to remain at 200,000,000. As of July 6, 2022, the Company had 106,457,098 shares of Common Stock issued and outstanding and an aggregate of 848,479 shares reserved for potential future issuance under outstanding awards under its 2020 Equity Incentive Plan and upon exercise of outstanding warrants.

The foregoing description of the Certificate of Correction does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Correction, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The information in Item 5.03 and Item 8.01 is incorporated herein by reference.

Item 8.01. Other Events.

In December 2021, following the approval of a proposal voted upon at our annual meeting, we filed the Charter Amendment with the Secretary of State of the State of Delaware to increase the number of authorized shares of Common Stock. To date, none of these newly authorized shares has actually been issued or otherwise committed for issuance. Three people claiming to be beneficial owners of Common Stock subsequently expressed concerns about a statement in our proxy statement related to the proposal to adopt the Charter Amendment (the “Share Increase Proposal”), specifically questioning, in light of our November 2021 proxy statement, the ability of brokerage firms and other custodians to vote shares of Common Stock held by them for the benefit of their customers in the absence of instructions from the beneficial owners. Based on an examination of the situation performed following receipt of these demands, we believe that the vote at the annual meeting on the Share Increase Proposal was properly tabulated and that the Charter Amendment was properly adopted in accordance with Delaware law. In light of the demands, however, and to ensure against any future question as to the validity of these newly authorized shares, we elected to seek validation of the Charter Amendment through a Petition to the Court of Chancery of the State of Delaware (the “Court of Chancery”) pursuant to Section 205 of the Delaware General Corporation Law (the “205 Petition”). The action, styled In re 1847 Goedeker Inc., C.A. 2022-0219-SG (the “205 Action”), seeks entry by the Court of Chancery of an order validating and declaring effective the Charter Amendment, and validating the additional shares authorized under the Share Increase Proposal. Two of the purported stockholders who expressed concerns about adoption of the Share Increase Proposal have both objected to the 205 Petition and one of the purported stockholders filed his own lawsuit (now consolidated with the 205 Petition) requesting that such relief not be granted. The Court of Chancery held a hearing on May 27, 2022, to consider the Company’s motion for entry of an order under Section 205. Following that hearing, the Court entered an order denying the motion without prejudice on June 30, 2022, and the 205 Action remains pending as of the date of the filing of this Amendment.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

The following exhibits are filed with this Form 8-K:

Exhibit No.	Description
3.1	Certificate of Correction of Certificate of Amendment of 1847 Goedeker Inc. filed on July 7, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1847 GOEDEKER INC.

Dated: July 7, 2022

By:	/s/ Albert Fouerti
	Name:	Albert Fouerti
	Title:	Chief Executive Officer

4